UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2017
Kirkland's, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-49885	621287151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 7.01 Regulation FD Disclosure.
On September 27, 2017, the Company issued a press release announcing that management will participate in B. Riley's Third Annual Consumer Conference, to be held September 28, 2017 at the Sofitel Hotel in New York. A live simulcast of Kirkland's presentation will be available online at the Company's website, www.kirklands.com. The press release also provides an update on the impact of Hurricanes Harvey and Irma, which Kirkland's estimates have resulted in approximately $2 million of lost sales.
A copy of the Press Release is attached hereto as Exhibit 99.1.
Item 9.01 Signatures and Exhibit Index.
(d) Exhibits
99.1 Press Release dated September 27, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

September 27, 2017	By:	/s/ Carter R. Todd
Name: Carter R. Todd
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 27, 2017.